                                                                   Exhibit 10.18
                           STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made as of March 1, 1998, by MASTER GRAPHICS, INC., a Delaware corporation ("Buyer"), PREMIER GRAPHICS, INC., a Delaware corporation ("Premier"), JOHN P. MILLER ("Miller") (Premier and Miller join in this Agreement for the limited purposes set forth herein) and PHIL PHILLIPS, JR., an individual resident of Springdale, Arkansas ("Seller").

                                   RECITALS

Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Phillips Litho Co., Inc., an Arkansas corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"ACCOUNTANTS"-KPMG Peat Marwick LLP, the Buyer's independent certified public
-------------
accountants.

"APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may
---------------------
acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET"--as defined in Section 3.4.
---------------

"BASE EBITDA"--a stipulated amount equal to $2,776,877.00.
-------------

"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or
--------
other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any failure to perform or comply with, a material representation, warranty, covenant, obligation, or other provision.

"BUYER"--as defined in the first paragraph of this Agreement.
-------

"CASH PORTION"--as defined in Section 2.2(b)(i).
--------------

"CLOSING"--as defined in Section 2.3.
---------

"CLOSING DATE"--the date and time as of which the Closing actually takes place.
--------------

"COMPANY"--as defined in the Recitals of this Agreement.
---------

"CONSENT"--any approval, consent, ratification, waiver, or other authorization
---------
(including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this
---------------------------
Agreement, including:

(a) the sale of the Shares by Seller to Buyer;

(b) the execution, delivery, and performance of the Promissory Note, the Employment Agreement, and the Noncompetition Agreement;

(c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

(d) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking that is
----------
legally binding.

"DAMAGES"--as defined in Section 10.2.
---------

"EARNOUT PORTION"-- as defined in Section 2.2(b)(ii).
-----------------

"EBITDA"-- pre-tax income plus interest expense deducted in computing pre-tax
--------
income, minus interest income included in pre-tax income, plus or minus any extraordinary items of expense or income, respectively, deducted or included in computing pre-tax income, plus or minus any losses or gains from the sale of capital assets, respectively, deducted or included in computing pre-tax income, plus depreciation and amortization deducted in computing pre-tax income, all as determined in accordance with GAAP by the Accountants, subject to review and approval by Seller. The parties agree that (a) any professional fees (i. e., legal, accounting, etc.) incurred by the Company in 1998 relating to the Contemplated Transactions or this Agreement, and (b) any reductions in EBITDA resulting from the Company forgiving amounts owed it by Seller under shareholder notes or receivables as otherwise provided in this Agreement, and (c) any expense charged to the Company as a result of the payoff of the interest rate swap note with Nations Bank shall be added back to the EBITDA calculation for 1998. The parties further agree that in computing the EBITDA in order to determine if Seller is eligible for all or any of the Earnout Portion, no items of expense or overhead of Master, Premier, or any affiliate or subsidiary of Master or Premier shall be charged to or allocated to the Phillips Litho Division.

"EMPLOYMENT AGREEMENT"--as defined in Section 2.4(a)(iii).
----------------------

"ENCUMBRANCE"--any charge, claim, community property interest, condition,
-------------
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT"--soil, land surface or subsurface strata, surface waters
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(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense,
-----------------------------------------------
liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW"--any Legal Requirement in effect as of the date of this
-------------------
Agreement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor
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law, and regulations and rules issued pursuant to that Act or any successor law.

"FACILITIES"--any real property, leaseholds, or other interests currently or
------------
formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

"GAAP"--generally accepted accounting principles, applied on a basis consistent
------
with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

"GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or
----------------------------
other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY"--any:
-------------------

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing,
--------------------
management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined,
---------------------
designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.
------------------------------

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations
-----
issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and,
-----
to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular
-----------
fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual should be aware of such fact or other matter without the necessity of conducting an investigation concerning such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time during the previous twelve (12) months served, as a director or officer, of such Person has, or at any time had, Knowledge of such fact or other matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign,
-------------------
international, multinational, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty.

"NONCOMPETITION AGREEMENT"--as defined in Section 2.4(a)(iv).
--------------------------

"OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide
------------------------------------
safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or
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verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to
-----------------------------
have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person; or

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and
--------------------------
the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

"PERSON"--any individual, corporation (including any non-profit corporation),
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general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PHILLIPS LITHO DIVISION"-- the assets and business operations of the Company as
-------------------------
conducted by Seller as of the Closing Date. Following Closing and any subsequent merger into Premier, sale, exchange or other reorganization involving the Company and/or its assets and business operations, the Company assets will be utilized to operate either a separate subsidiary of Buyer or a separate division of Premier (or its successor or assigns) known as the Phillips Litho Division.

"PLAN"--as defined in Section 3.13.
------

"PREMIER"-- Premier Graphics, Inc., a Delaware corporation which is a wholly
---------
owned subsidiary of Buyer.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation,
------------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before any court of law, or otherwise involving, any Governmental Body or arbitrator.

"PROMISSORY NOTE"--as defined in Section 2.4(b)(ii).
-----------------

"RELATED PERSON"--with respect to a particular individual:
----------------

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse as an ancestor, descendant or sibling of such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

"RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping,
---------
leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE"--with respect to a particular Person, any director, officer,
----------------
employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SECURITIES ACT"--the Securities Act of 1933 or any successor law, and
----------------
regulations and rules issued pursuant to that Act or any successor law.

"SELLER"--as defined in the first paragraph of this Agreement.
--------

"SHARES"--as defined in the Recitals of this Agreement.
--------

"STOCK PURCHASE WARRANT"-as defined in Section 2.4(b)(iii).
------------------------

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other
------------
Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"TAX RETURN"--any return (including any information return), report, statement,
------------
schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE"--a substantial likelihood of a Release that may require
-------------------
action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be
------------
deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"WAREHOUSE LEASE"-- as defined in Section 2.4(a)(vi).
-----------------

2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.2 PURCHASE PRICE

(a) The purchase price (the "Purchase Price") for the Shares will be (i) $13,934,385.00, plus (ii) an earnout amount not to exceed one (1) times Base EBITDA, plus (iii) an amount not to exceed $119,616, which shall be paid in accordance with Section 2.2 (b) (iii), less (iv) the outstanding principal and accrued interest balance as of the Closing Date of the indebtedness listed on
Schedule 2.2(a).

(b)   The Purchase Price shall be paid as follows:

(i) Thirteen Million Eighty Thousand One Hundred Sixty-Seven Dollars ($13,080,167.00) less the outstanding principal balance of the indebtedness plus accrued interest, if any, listed on Schedule 2.2.(a) (the "Cash Portion") will be paid in cash at Closing by cashier's check or electronic funds transfer to Seller's account;

(ii) Eight Hundred Fifty-Four Thousand Two Hundred Nineteen Dollars ($854,219.00) will be paid through the issuance of the Promissory Note to be delivered to Seller at Closing; and

(iii) for a seven year period commencing April 1, 1998, and ending March 31, 2005, Seller shall receive a quarterly payment equal to .4272% of the first $1,000,000 in sales volume of the Phillips Litho Division. Such payment shall be made on the first business day of the quarter following the quarter in which the payment was earned. As an inducement to Buyer to prepay the Promissory Note, in the event the Promissory Note is prepaid prior to its maturity no further amounts shall be due under this Section 2.2 (b)(iii) after date on which the Promissory Note is prepaid.

(iv) the remainder of the Purchase Price shall be in the form of a three-year cumulative earnout (the "Earnout Portion"), with the maximum to be paid each year being one-third (1/3) of the Base EBITDA, unless an earnout payment has not been paid in the prior year(s). The objective of the Earnout Portion is to assure Buyer that the average EBITDA of the Phillips Litho Division for the calendar years 1998, 1999 and 2000 equals or exceeds the Base EBITDA. The earnout each year will be paid only if the average EBITDA of the Phillips Litho Division for the year in question and the previous year(s), if any, equals or exceeds the Base EBITDA. Once a year's earnout has been obtained and paid, it shall be deemed earned and not subject to forfeiture even if the cumulative EBITDA for the Phillips Litho Division for the calendar years 1998, 1999 and 2000 is less than three times the Base EBITDA. The following illustrates examples of how the Earnout Portion shall be earned and paid:

Example #1
----------

 Year     EBITDA     Earnout    Cumulative Earnout
------  ----------  ----------  ------------------
 1998   $2,400,000  $        0          $        0

 1999   $3,200,000  $1,857,919          $1,857,919

 2000   $2,750,000  $  928,959          $2,786,878

In Example #1 the cumulative EBITDA in calendar years 1998, 1999 and 2000 exceeded three times the Base EBITDA even though in two of the three years the EBITDA of the Phillips Litho Division did not equal or exceed the Base EBITDA goal. Accordingly, Seller was entitled to the full Earnout Portion.

Example #2
----------

 Year     EBITDA    Earnout   Cumulative Earnout
------  ----------  --------  ------------------
 1998   $3,000,000  $928,959            $928,959

 1999   $2,000,000  $      0            $928,959

 2000   $3,000,000  $      0            $928,959

In Example #2 the EBITDA for the Phillips Litho Division in calendar year 1998 exceeded the Base EBITDA; therefore, Seller was entitled to one-third (1/3) of the Earnout Portion. In 1999 and 2000 the cumulative EBITDA for the Phillips Litho Division did not equal of exceed two times or three times the Base EBITDA, respectively; therefore, no additional earnout payments were earned or paid in 1999 or 2000.

Example #3
----------

 Year     EBITDA     Earnout    Cumulative Earnout
------  ----------  ----------  ------------------
 1998   $2,500,000  $        0          $        0

 1999   $3,000,000  $        0          $        0

 2000   $3,500,000  $2,786,878          $2,786,878

In Example #3 neither the annual EBITDA nor cumulative EBITDA of the Phillips Litho Division met the Base EBITDA goals for years 1998 and 1999; therefore no earnout payments were earned or paid in those years. However, the cumulative EBITDA for the Phillips Litho Division for the calendar years 1998, 1999 and 2000 exceeded three times the Base EBITDA; therefore, the full amount of the Earnout Portion would be paid in the year 2000.

A tentative calculation of the earnout ( the "Tentative Earnout Amount") due Seller each year shall be made based on Buyer's year end unaudited financial statements for the Phillips Litho Division and Buyer shall thereafter pay to Seller an amount equal to eighty percent (80%) of the Tentative Earnout Amount not later than sixty (60) days after each December 31 during the earnout period. Within fifteen (15) days after completion of the audit of Buyer's financial statements during each year of the earnout period, Buyer shall prepare and deliver to Seller a statement reflecting the financial calculation of the earnout amount due Seller, if any, for the year. In the event the final calculation of the earnout exceeds the tentative earnout payment made to Seller, Buyer shall pay such excess to Seller not later than thirty (30) days after completion of the audit of Buyer's financial statements for such earnout period. In the event the final calculation of the earnout is less than the tentative earnout payment made to Seller, Seller shall pay such difference to Buyer not later than thirty (30) days after completion of the audit of Buyer's financial statements for such earnout period. Buyer shall keep a permanent set of books and records of all revenues collected and funds disbursed in connection with the Phillips Litho Division. All such books and records shall be retained and preserved for at least three (3) years following the last day of the last year Seller is eligible for an earnout payment pursuant to Section 2.2(b) (iii) which books and records shall be subject to inspection and audit by Seller and its agents at all reasonable times. In the event of a dispute between the Seller and Buyer with respect to the computation of EBITDA or any other component part of the computations required in determining the Earnout Portion, or whether any earnout payment is due for a given year, either party shall have fifteen (15) days after the date of delivery by Buyer of the earnout calculation by delivering a Dispute Notice to the other party. If Buyer and Seller are unable to resolve any such dispute within thirty (30) days after delivery of a Dispute Notice, Buyer and Seller shall jointly select a mutually acceptable independent accountant or accounting firm (the "Arbitrating Accountant") to resolve the dispute. The decision of the Arbitrating Accountant shall be rendered within fifteen (15) days after such accountant is retained and shall be final and binding upon the parties. The nonprevailing party shall pay the fees charged by the Arbitrating Accountant. In the event either party shall deliver a Dispute Notice and a dispute with respect to the earnout calculations shall be resolved either by mutual agreement of Buyer and Seller or by the Arbitrating Accountant, the earnout payment calculation shall be adjusted to reflect the resolution of the disputed matters and the appropriate payment shall be made (either by Buyer or Seller as the case may be) in accordance with the terms of this Paragraph. In the event a dispute with respect to the earnout calculations shall be resolved by mutual agreement of Buyer and Seller after hiring the Arbitrating Accountant, the fees charged by the Arbitrating Accountant shall be split equally between Buyer and Seller.

In the event the Phillips Litho Division is sold prior to December 31, 2000, Seller shall be entitled to a prepayment of the Earnout Portion based on the following:

(A) If the Phillips Litho Division is sold on or before December 31, 1998, Seller shall be entitled to the entire Earnout Portion;

(B) If the Phillips Litho Division is sold after December 31, 1998 but on or before December 31, 1999, Seller shall be entitled to payment of an amount equal to two-thirds (2/3) of the Earnout Portion, without regard to what has or has not been paid in the prior year; and

(C) If the Phillips Litho Division is sold after December 31, 1999 but on or before December 31, 2000, Seller shall be entitled to a payment equal to one-third (1/3) of the Earnout Portion, without regard to amounts that have or have not been paid in prior years.

2.3 CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Black Bobango & Morgan, Attorneys, at 530 Oak Court Drive, Suite 345, Memphis, Tennessee, at 10:00 a.m. (local time) on March 6, 1998, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement; provided, Seller may terminate this Agreement without further obligation in the event closing does not occur on or before March 31, 1998.

2.4 CLOSING OBLIGATIONS

At the Closing:

(a)   Seller will deliver to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

(ii)  [Reserved]

(iii) an employment agreement in the form of Exhibit 2.4(a)(iii), executed by Seller (the "Employment Agreement");

(iv) a noncompetition agreement in the form of Exhibit 2.4(a)(iv), executed by Seller (the "Noncompetition Agreement");

(v) a certificate executed by Seller representing and warranting to Buyer that, except as otherwise stated in such certificate, each of Seller's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

(vi) a warehouse lease in the form of Exhibit 2.4(a)(vi), executed by Seller (the "Warehouse Lease").

(b)   Buyer, Premier and Miller will deliver to Seller:

(i) the Cash Portion of the Purchase Price by wire transfer to an account specified by Seller;

(ii) a promissory note payable to Seller in the principal amount of $854,219.00 in the form of Exhibit

2.4(b)(ii)(A) (the "Promissory Note"), which will be personally guaranteed by John P. Miller pursuant to a guaranty agreement in the form of Exhibit 2.4(b)(ii)(B);

(iii) a stock purchase warrant in the form of Exhibit 2.4 (b)(iii) executed by Buyer and John P. Miller (the "Stock Purchase Warrant");

(iv) a certificate executed by Buyer representing and warranting to Seller that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

(v)   the Employment Agreement executed by Premier;

(vi)  the Warehouse Lease executed by Premier; and

(vii) an Assumption and Release Agreement [or a Release from any indebtedness of the Company personally guaranteed by Seller] in the form of Exhibit 2.4(b)(vii).

3. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. To Seller's Knowledge without having investigated the laws of each jurisdiction to which products of the Company are shipped, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Seller has delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Upon the execution and delivery by Seller of the Employment Agreement, the Noncompetition Agreement and the Warehouse Lease (collectively, the "Seller's Closing Documents"), the Seller's Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and to perform his obligations under this Agreement and the Seller's Closing Documents.

(b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions by Seller will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

(ii) to Seller's Knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

(iii) to Seller's Knowledge, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv) to Seller's Knowledge, cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

(v) to Seller's Knowledge, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

(vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

To Seller's Knowledge, except as set forth in Schedule 3.2, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3   CAPITALIZATION

The authorized equity securities of the Company consist of One Thousand (1,000) shares of common stock, no par value per share, of which seventy-five (75) shares are issued and outstanding and constitute the Shares. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. Other than the standard securities legend, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.


3.4 FINANCIAL STATEMENTS

Seller has previously delivered to Buyer the audited financial statements for the years 1995 and 1996, and unaudited balance sheets of the Company as of December 31 for years 1995 through 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, (the December 31, 1997 unaudited balance sheet shall hereinafter be referred to as the "Balance Sheet"). Such financial statements and notes fairly present the financial position and the results of operations, changes in stockholders' equity, and cash flow of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. To Seller's Knowledge, no financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company.

3.5 BOOKS AND RECORDS

Except as set forth in Schedule 3.5, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Except as set forth in Schedule 3.5, the minute books of the Company contain accurate and complete records of all formal meetings held of, and material corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no formal meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

Schedule 3.6 and the financial statements and/or the tax return schedules contain a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own located in the facilities owned, leased or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.6 and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business). All of the properties, leasehold interests and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 3.6. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet and/or the interim unaudited financial statements delivered to Buyer prior to the execution of this Agreement, as securing specified liabilities or obligations, with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no material default (or event that, with notice or lapse of time or both, would constitute a material default) exists, (c) liens for current taxes not yet due and payable, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the existing use of the property subject thereto, or materially impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not materially impair the present use of the property subject thereto and (iii) items reflected in and/or excepted in the title commitment obtained for the real property. To Seller's Knowledge, all buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person, except as may be reflected in any title commitment obtained for the real property in connection with this transaction.

3.7 CONDITION AND SUFFICIENCY OF ASSETS

To Seller's Knowledge, except as disclosed in Schedule 3.7, the buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

3.8 ACCOUNTS RECEIVABLE

All accounts receivable of the Company that are reflected on the Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") were incurred in the Ordinary Course of Business for bona fide sales. Unless paid prior to the Closing Date, to Seller's Knowledge, the Accounts Receivable are or will be as of the Closing Date collectible in accordance with the Company's historical collection percentage and practices. To Seller's Knowledge, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable and is complete and accurate in all material respects.

3.9  INVENTORY

To Seller's Knowledge, all inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis consistent with the Company's past business practices. To Seller's Knowledge, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

3.10 NO UNDISCLOSED LIABILITIES

Except as set forth in Schedule 3.10, to Seller's Knowledge, the Company has no material liabilities or material obligations of any nature except for (i) liabilities or obligations reflected or reserved against in the Balance Sheet and (ii) any other liabilities incurred in the Ordinary Course of Business since December 31, 1997.

3.11 TAXES

(a) The Company has filed or caused to be filed (on a timely basis since January 1, 1992) all Tax Returns that are or were required to be filed by it pursuant to applicable Legal Requirements, other than Returns due after the Closing Date for periods which include the Closing Date. Seller has delivered or made available to Buyer copies of, and Schedule 3.11 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1, 1995. The Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or pursuant to any assessment received by Seller or the Company, except such taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

(b) Schedule 3.11 contains a complete and accurate list of all audits for periods after December 31, 1994 of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since 1994, and the resulting deficiencies proposed by the

IRS. Except as described in Schedule 3.11, neither the Seller nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of the Company or for which the Company may be liable.

(c) To Seller's Knowledge, the charges, accruals, and reserves with respect to taxes on the books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's anticipated liability for taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Schedule 3.11. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, to Seller's Knowledge, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and To Seller's Knowledge, no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

(a) Schedule 3.13 sets forth a true and complete list of all employment contracts, all collective bargaining or other labor agreements, all pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the "Plans"), and all trust agreements relating thereto, to which the Company is a party or to which the Company contributes or by which it is bound. Copies of each of the foregoing have been made available to Purchaser. The only Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in Schedule 3.13, and are hereinafter referred to as the "Pension Plans." No Plan constitutes a "multi employer plan" as defined in Section 4001(a)(3) of ERISA.

(b) Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of all Internal Revenue Service determination letters and audit reports relating to such Plans have been made available to Purchaser. Requests for determination letters relating to amendments required to cause such Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, and the Retirement Equity Act of 1984, were timely filed and have been received or are currently pending.

(c) Each Plan has been maintained in substantial compliance with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such Plans, except for minor deviations, errors or omissions which can be cured by amendment or other action which do not result in a funding deficiency and/or substantial penalty. No "accumulated funding deficiency" within the meaning of ERISA has been incurred with respect to any Pension Plan, whether or not waived. No reportable event (as described in Section 4043(b) of ERISA) has occurred with respect to any Plan. No Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject such Plans or any of them, any such trust, or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, to any tax or penalty on prohibited transactions imposed by such Section 4975; as of the date of this Agreement, the fair market value of the assets of any Pension Plan that is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such Plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation ("PBGC") as in effect on such date. To Seller's Knowledge, the Company has not incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA.

(d) All contributions and payments accrued under each Plan, determined in accordance with prior funding and accrual practices as adjusted to the extent required to include proportional contribution and payment accruals for the period from the last funding date to the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent that any such amount is recorded as a liability on either the Balance Sheet or the interim unaudited financial statements of the Company since the Balance Sheet Date. Except as set forth in Schedule 3.13, there has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under any Plan that would increase materially the expense of maintaining such Plan above the level of expense incurred in respect thereof for the preceding fiscal year.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Except as set forth in Schedule 3.14, to the Seller's Knowledge:

(i) the Company is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets except where the failure to be in compliance with any such Legal Requirements would not have a material adverse effect on the Company;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature; and

(iii) the Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

(b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect except where the failure to have such Governmental Authorization in full force and effect would not have a material adverse effect on the Company. Except as set forth in Schedule 3.14:

(i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14 except where the failure to have such Governmental Authorization in full force and effect would not have a material adverse effect on the Company;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or
(B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14;

(iii) the Company has not received, at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential material violation of or material failure to comply with any material term or requirement of any Governmental Authorization which has not been cured or remedied to the satisfaction of the Governmental Body or Person, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization which has not been withdrawn, resolved or cured; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies except where the failure to renew or timely file such applications would not have a material adverse effect on the Company.

To Seller's Knowledge, the Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

(a) Except as set forth in Schedule 3.15, to the Knowledge of Seller there is no pending Proceeding:

(i) that has been commenced by or against the Company or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by, the Company; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with, any of the Contemplated Transactions of Seller.

To the Knowledge of Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15. To Seller's Knowledge, the Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

(b) Except as set forth in Schedule 3.15, to the Knowledge of Seller:

(i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

(ii) Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

(iii) to the Knowledge of Seller and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

(c) Except as set forth in Schedule 3.15, to the Knowledge of Seller:

(i) the Company is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

(iii) the Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential material violation of, or failure to comply with, any material term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Schedule 3.16, since the date of the Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

(a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the Organizational Documents of the Company;

(c) payment or increase by the Company (except in the Ordinary Course of Business and as otherwise provided in this Agreement) of any bonuses, salaries, dividend or other compensation to any stockholder, director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

(f) with the exception of purchase orders placed or received by the Company, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000;

(g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h) to Seller's Knowledge, cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000; or

(i) material change in the accounting methods used by the Company;

(j) agreement, whether oral or written, by the Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

(a) Schedule 3.17(a) contains a complete and accurate list, and Seller has made available to Buyer true and complete copies, of:

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000 which were not purchase orders received in the Ordinary Course of Business;

(ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $10,000 which were not purchase orders placed in the Ordinary Course of Business;

(iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $10,000;

(iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets that is used in and is material to the business of the Company;

(vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

(viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

(ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods in excess of $10,000.00;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

(xii) each Applicable Contract for capital expenditures in excess of $10,000;

(xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

(xiv) each amendment, supplement, and modification whether oral or written in respect of any of the foregoing.

Schedule 3.17(a) sets forth a schedule of such Contracts.

(b) To Seller's Knowledge, except as set forth in Schedule 3.17(b):

(i) Neither Seller nor any Related Person of Seller has or may acquire any rights under, and neither Seller nor any Related Person of Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

(ii) to the Knowledge of Seller, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Schedule 3.17(c), to the Knowledge of Seller, each Contract identified or required to be identified in Schedule 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms except as may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditor's rights or by the principles governing the availability of equitable remedies.

(d) Except as set forth in Schedule 3.17(d) to the Knowledge of Seller:

(i) the Company is, and at all times has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

(ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract for amounts in excess of $10,000; and

(iv) the Company has not given to or received from any other Person at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential material violation or breach of, or default under, any Contract.

(e) To the Knowledge of Seller, except as set forth on Schedule 3.17(e) there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Seller, no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

Notwithstanding the representations and warranties made in this Section 3.17, no error or omission shall be deemed a breach hereunder if such error or omission can be cured or remedied without substantial liability to Buyer.

3.18 INSURANCE

(a) Seller has made available to Buyer as part of its due diligence:

(i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

(ii) true and complete copies of all pending applications for policies of insurance; and

(iii) any statement by the outside independent auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Schedule 3.18(b) describes:

(i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

(ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

(iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c) Schedule 3.18(c) sets forth, by year, for the current policy year and each of the three preceding policy years:

(i) a summary of the loss experience under each policy;

(ii) a statement describing each claim under an insurance policy for an amount in excess of $10,000, which sets forth:

(A) the name of the claimant;

(B) a description of the policy by insurer, type of insurance, and period of coverage; and

(C) the amount and a brief description of the claim; and

(iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth on Part 3.18(d):

(i) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(ii) The Company has paid all premiums due, and to Seller's Knowledge, the Company has otherwise performed all of its respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

(iii) The Company has given notice to the insurer of all material claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

Except as set forth in Schedule 3.19:

(a) To the Knowledge of Seller, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law other than disclosed on the Phase I audit provided to Buyer by Seller in connection with this Agreement. To the Knowledge of Seller there is no basis to expect, nor has any other Person for whose conduct Seller is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received. To Seller's Knowledge, the Phase I Environmental Audit Reports attached hereto as Exhibit 3.19(a) reflect the current environmental condition of the real property and improvements referenced therein as of the date each such report was made. To Seller's Knowledge, no material adverse change in the environmental conditions of the real estate and improvements has occurred since the date on which the respective reports were made.

(b) There are no pending or, to the Knowledge of Seller, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest.

(c) Seller has no Knowledge of any basis to expect, nor has the Company or any other Person for whose conduct the Company may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(d) To the Knowledge of Seller, neither Seller nor the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Seller, with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

(e) To the Knowledge of Seller, except in compliance with all applicable Environmental Laws, there are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Neither Seller, the Company, nor any other Person for whose conduct the Company may be held responsible, or to the Knowledge of Seller and the Company, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest except in full compliance with all applicable Environmental Laws. With respect to asbestos or asbestos containing materials, the mere presence of such materials shall not constitute a breach of this Section 3.19 unless the mere presence of the same constitutes noncompliance with applicable Environmental Laws.

(f) To the Knowledge of Seller and the Company, there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities in which Seller or the Company has or had an interest in a quantity or manner that violates applicable Environmental Laws.

(g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

(h) The disclosure of any matter in Schedule 3.19 shall not constitute an admission that such matter is a violation of any applicable Environmental Laws.

3.20 EMPLOYEES

(a) Schedule 3.20(a) contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

(b) To the Knowledge of Seller, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director. To Seller's Knowledge, except for those employees set forth on Schedule 3.20(b), no director, officer, or other key employee of the Company intends to terminate his or her employment with the Company.

(c) Schedule 3.20(a) also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

Since January 1, 1994, the Company has not been nor is currently a party to any collective bargaining or other labor Contract. Since January 1, 1997, there has not been, there is not presently pending or existing, and to Seller's Knowledge, there is not Threatened, (a) any strike, slowdown, picketing, or work stoppage,
(b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or their premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. To Seller's Knowledge, the Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. To Seller's Knowledge, the Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

(a) Intellectual Property Assets--The term "Intellectual Property Assets"
    ----------------------------
includes:

(i) the name Phillips Litho, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications to the extent of the Company's interest therein (collectively, "Marks");

(ii) all copyrights in both published works and unpublished works to the extent of the Company's interest therein (collectively, "Copyrights"); and

(iii) to the extent any exists, all trade secrets, confidential information, customer lists, proprietary software, proprietary technical information, proprietary data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor to the extent of the Company's interest therein.

(b) Agreements--To Seller's Knowledge, Schedule 3.22(b) contains a complete and
    ----------
accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Seller's Knowledge, no Threatened disputes or disagreements with respect to any such agreement concerning Intellectual Property Assets.

(c) Intellectual Property Assets Necessary for the Business-- To Seller's
    -------------------------------------------------------
Knowledge, the Intellectual Property Assets are all those reasonably necessary for the operation of the Company's business as it is currently conducted. To the Seller's Knowledge, the Company has the right to use each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, without payment to a third party.

(d) Trademarks

(i) Schedule 3.22(d) contains a complete and accurate list and summary description of all Marks, none of which have been registered with any federal or state agency. To the Seller's Knowledge the Company has the right to use each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii) To the Seller's Knowledge, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

(iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

(v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) To Seller's Knowledge, all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(e) Copyrights

(i) Schedule 3.22(e) contains a complete and accurate list and summary description of all Copyrights. To Seller's Knowledge, the Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii) To Seller's Knowledge, all the Copyrights that have been registered are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii) To Seller's Knowledge, no Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. To Seller's Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

(iv) To Seller's Knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice.

(f) Trade Secrets
    -------------

(i) To Seller's Knowledge, Seller and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(ii) To Seller's Knowledge, the Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.

3.23 CERTAIN PAYMENTS

Since January 1, 1992, neither the Company nor any director, officer, agent, or employee of the Company, or To Seller's Knowledge, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services to obtain favorable treatment in securing business or to pay for favorable treatment for business secured.

3.24 DISCLOSURE

(a) To Seller's Knowledge, no representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

(c) Disclosure of or reference to any matter on any exhibit, schedule or attachment to this Agreement shall be deemed to be disclosure of such matter for all purposes of this Agreement.

3.25 RELATIONSHIPS WITH RELATED PERSONS

To Seller's Knowledge, except as set forth on Schedule 3.25 Seller nor any Related Person of Seller or of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in
Schedule 3.25, neither Seller nor any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.26 BROKERS OR FINDERS

Seller and his agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27 SECURITIES REPRESENTATIONS

(a) The Stock Purchase Warrant and Promissory Note are being acquired by the Seller solely for his own account for investment and not with a view to the distribution or transfer thereof, and Seller acknowledges and understands that the Stock Purchase Warrant and Promissory Note will bear a legend in substantially the following form:

(i) For Stock Purchase Warrant:

          NEITHER THIS STOCK PURCHASE WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE STOCK PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

(ii) For Promissory Note:

          THE PROMISSORY NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

(b)  Seller represents and warrants as follows:

(i) Seller confirms that Buyer has made available to him or to his representatives the opportunity to ask questions of Buyer's officers and directors and to acquire such information about the Stock Purchase Warrant and the Promissory Note and the business and financial condition of Buyer as Seller requested, which additional information has been received.

(ii) In deciding to acquire the Stock Purchase Warrant and Promissory Note pursuant to this Agreement, each Seller has consulted with his own respective legal, financial, and tax advisors with respect to the Agreement and the nature of the investment together with any additional information provided under subsection (i) above.

(iii) Seller has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in Buyer. Seller, either alone or with his representatives, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the Agreement.

(iv) Each Seller understands and acknowledges that the investment in the Stock Purchase Warrants and Promissory Notes is a speculative investment which involves a high degree of risk of loss of Seller's investment therein; that there are substantial restrictions on the transferability of the Stock Purchase Warrant and Promissory Note under the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities or "blue sky" laws; and, accordingly, that it may not be possible to liquidate an investment in the Stock Purchase Warrant or Promissory Note.

(v) Seller has been advised and understands that (i) the issuance of the Stock Purchase Warrant and Promissory Note has not been registered under the Securities Act; (ii) the Stock Purchase Warrant must be held indefinitely and the Seller must continue to bear the economic risk of the investment in the Stock Purchase Warrant until the offer or sale of the Stock Purchase Warrant is subsequently registered under the Securities Act or any "blue sky" laws or an exemption from such registration is available; (iii) the Promissory Note is subject to Subordination Agreements and as such must be held until payment on such Promissory Note is permitted by the Subordination Agreements and the terms of such Promissory Note and the Seller must continue to bear the economic risk of the investment in the Promissory Note until such payment on the Promissory
Note is permitted by the Subordination Agreements and the terms of such Promissory Note; (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of Buyer, including the Stock Purchase Warrant and Promissory Note, and when and if the Stock Purchase Warrant or Promissory Note may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (v) the restrictive legends described in paragraph (a) shall be placed on the Stock Purchase Warrant and Promissory Note; and (vi) a notation shall be made in the appropriate records of Buyer indicating that the Stock Purchase Warrant and Promissory Note are subject to restrictions on transfer.

4. REPRESENTATIONS AND WARRANTIES OF BUYER AND PREMIER

Buyer and Premier (who joins as a party for purposes of these representations and warranties and the duties, covenants and obligations of Buyer) represent and warrant to Seller as follows:

4.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, including being authorized to do business as a foreign corporation in the State of Arkansas and each other jurisdiction where qualification is required.

4.2 AUTHORITY; NO CONFLICT

(a) This Agreement together with all other documents referenced herein to be executed by Buyer, constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreement, and the Promissory Note (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents (and any related documents in connection with this transaction) and to fully perform its obligations under this Agreement and the Buyer's Closing Documents.

(b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer, nor the consummation or performance of any of the Contemplated Transactions by Buyer, will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)   any provision of Buyer's Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of Buyer;

(iii) any Legal Requirement or Order to which Buyer may be subject;

(iv) any Contract, loan agreement or credit facility to which Buyer is a party or by which Buyer may be bound; or

(v)   any material restriction of any kind or nature to which Buyer is subject;

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, and will not dispose of any of the shares in any manner that will cause a violation of applicable federal or state securities laws.

4.4 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6  REPRESENTATIONS RELIED UPON

There is no understanding, condition, direct or indirect representation or warranty, to Buyer or upon which it is relying in connection with the purchase of the shares other than explicitly set forth in this Agreement and the exhibits and schedules thereto.

4.7  CONSENTS

To the best of Buyer's Knowledge, except for approvals required to be obtained from Buyer's Board of Directors and the filings, consents, and approvals set forth in Schedule 4.2, Buyer is not required to make, file give or obtain any registrations, filings, applications, notices, transfers, consents, approvals, orders, qualifications, waivers, and other actions of any kind with, to or from any Persons or Governmental Body or private agencies in connection with the consummation of this Agreement and the transactions contemplated by this Agreement. As of the date hereof, Buyer has obtained all of the consents and approvals necessary for the consummation of this Agreement and the transactions contemplated by this Agreement.

4.8  LITIGATION

There are no actions, suits or claims or legal, administrative or arbitrable proceedings or investigations pending, or, to the Knowledge of Buyer, threatened, against or involving Buyer or any of its properties or assets which, individually or in the aggregate, could, if decided adversely to Buyer, have a material adverse effect upon the condition of its business or otherwise on Buyer's ability to consummate the transactions contemplated by this Agreement. Buyer is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or any of its assets, which has a material adverse effect on Buyer, its assets or its ability to conduct business.

4.9  REPRESENTATIONS AND WARRANTIES

Neither the representations and warranties of Buyer contained herein nor in any other writing delivered by Buyer pursuant hereto or in connection with the transactions contemplated hereby contain any untrue statement of a material fact or, taken together, omit to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made. All statements in the Agreement and any certificate, Schedule, Exhibit or document delivered in connection herewith shall constitute representations and warranties by Buyer herein.

4.10  ANTITRUST

To the best of Buyer's Knowledge, the consummation of the transactions contemplated herein will not violate any federal or state antitrust laws. Further, consummation of the Contemplated Transactions will not require a pre-merger or other filing under the Hart-Scott-Rodino Act (15 USC18a).

4.11 ENVIRONMENTAL

Buyer has obtained a Phase I Environmental Audit Report for the real estate owned by the Company, a copy of which is attached hereto as part of Exhibit 3.19(a), and Buyer accepts the environmental conditions set forth therein. To Buyer's Knowledge there are no environmental conditions affecting the real estate owned by the Company other than those reflected in the Phase I Environmental Audit Report.

5. COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESS OF THE COMPANY

Between the date of this Agreement and the Closing Date (or termination of this Agreement prior to Closing), Seller will cause the Company to:

(a) conduct the business of the Company only in the Ordinary Course of Business;

(b) use his reasonable best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, agents, and others having business relationships with the Company;

(c) confer with Buyer concerning operational matters of a material nature; and

(d) provide unaudited monthly financial statements to Buyer as well as other information reasonably requested by Buyer concerning the status of the business, operations, and finances of the Company.

5.3 NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, which will result in any of the changes or events listed in Section 3.16 occurring.

5.4 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer, at Buyer's expense, in obtaining all consents identified in Schedule 4.2.

5.5 NOTIFICATION

Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Seller has caused indebtedness in the amount of $357,892 which was owed to the Company by Seller to be treated as a dividend or as additional compensation to Seller prior to Closing.

5.7 NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.8   BEST EFFORTS

Between the date of this Agreement and the Closing Date, Seller will use his reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.    COVENANTS OF BUYER

(a)   Covenants of Buyer Prior to Closing Date.

(i)   Approvals of Governmental Bodies. As promptly as practicable after the
      ---------------------------------
date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any material change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

(ii)  Best Efforts.  Except as set forth in the proviso to Section 6(a)(i),
      ------------
between the date of this Agreement and the Closing Date, Buyer will use its reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

(b)   Covenants of Buyer Following Closing Date.

(i)   Merger.  Following Closing or simultaneously therewith, Buyer agrees to
      ------
cause the Company to be merged with and into Premier.

(ii)  IPO Covenant.  As a material inducement for Seller entering into this
      ------------
Agreement, Buyer has agreed to grant to Seller at Closing warrants for the purchase by Seller of stock in Buyer. In this connection, Buyer represents that it is not aware of any circumstance, restriction or other events that would prohibit Buyer going forward with and consummating its proposed initial public offering. Further, Buyer covenants with Seller to use its best efforts in taking all necessary steps to complete the proposed public offering.

(iii) Phillips Litho Division; Books and Records; Access.  Buyer shall cause
      --------------------------------------------------
separate books and records to be maintained for the Phillips Litho Division until all obligations to Seller pursuant to this

Agreement and the Employment Agreement have been satisfied in full. Seller shall be given full and complete access to all books and records of Buyer at reasonable time for purpose of (A) reviewing Buyer's compliance with the terms of this Agreement and Employment Agreement, (B) preparing for an audit by the IRS or other taxing authority of the Company's tax returns for periods prior to the Closing Date, or (C) any reasonable business needs of the Seller.

(iv)   Indemnification From Debt. Except as specifically set forth herein, Buyer
       -------------------------
acknowledges that one of Seller's conditions to Closing this Agreement requires Buyer to obtain the release of Seller from any debts, liabilities or obligations of the Company, including, without limitation, credit arrangements with vendors and suppliers. As further inducement for Seller entering into this Agreement, Buyer agrees to indemnify and hold Seller, his heirs and assigns, harmless and will pay to Seller the amount of any Damages (as defined herein) arising, directly or indirectly, from or in connection with any liabilities, debts or obligations with respect to which Seller is to be (or should have been) released pursuant to this Agreement.

(v)    Diversion of Business.  Buyer and any Related Party shall not at any time
       ---------------------
after the Closing Date, either directly or indirectly, divert, steer or attempt to divert or steer, any business or revenues away from the Phillips Litho Division during such time period as Seller is eligible for an Earnout Payment or additional compensation based on Net Value Added pursuant to the Employment Agreement referred in Section 2.4(a)(iii).

(vi)   Post Closing Matters for Company.  After Closing, Buyer will cause the
       --------------------------------
Company to timely file all state, local and federal Tax Returns and reports due for periods which include or follow the Closing Date and to timely and properly remit all taxes due with respect thereto. For purposes of reviewing and approving the treatment of transactions between January 1, 1998 and the Closing Date, upon Seller's request Buyer shall provide Seller with a copy of the tax returns for the first tax year ending after the Closing Date prior to filing such returns.

(vii)  Environmental Matters; Indemnification. Buyer does hereby remise, release
       ---------------------------------------
and forever discharge Seller from any and all claims, demands, liabilities or causes of action arising under any Environmental Laws unless such claims, demands, liabilities or causes of action constitute a breach of Seller's representations or warranties contained herein.

(viii) Position on Board of Advisors.  For so long as any amounts are due and
       ------------------------------
owing by Buyer or any of its affiliates to Seller under this Agreement, the Promissory Note, the Employment Agreement, or any other instrument, Seller shall be named as an advisor to the Board of Directors of Buyer and Premier, and shall be given notice of and an opportunity to attend all meetings of such boards, at the expense of the Buyer, and shall be entitled to serve as a member of the Buyer's and Premier's Executive Committee, and shall be given notice of and an opportunity to attend all such meetings of such Executive Committee, at the expense of the Buyer.

(ix)   Stock Option Plan.  Buyer hereby covenants that subsequent to or in
       ------------------
connection with an initial public offering of its common stock, it will adopt for the benefit of all of the employees of Buyer and its affiliates a stock option plan which allows employees of Buyer and its affiliates the opportunity to purchase stock in Buyer.

(x)  Equipment. Buyer hereby covenants and agrees that for so long as any amount
     ----------
are due and owing Seller under this Agreement, it will provide and maintain adequate equipment to the Phillips Litho Division in order for it to operate in a profitable and efficient manner.

(xi) Right of First Refusal. Buyer hereby covenants and agrees that in the event
     -----------------------
it elects to sell the Phillips Litho Division in an isolated transaction which is not part of a sale of other divisions of Premier, Seller is hereby granted a right of first refusal to purchase the Phillips Litho Division based on terms and conditions comparable to those being offered to a third party purchaser.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

(a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

(b) Each of Seller's representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

7.2  SELLER'S PERFORMANCE

(a) All of the covenants and obligations that Seller are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

7.3  CONSENTS

Each of the Consents of Schedule 3.2, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.

7.4  ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

(a) an opinion of Lax, Vaughan, Pender and Evans, P.A., dated the Closing Date, in the form of Exhibit 7.4(a);

(b) estoppel certificates executed on behalf of Lamb Packaging, dated as of the Closing Date, each in the form of Exhibit 7.4(b); and

(c) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Seller's representations and warranties, (iii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
(v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with any of the Contemplated Transactions.

7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7  NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8  CHANGE IN STOCKHOLDER'S EQUITY

The Company's stockholder's equity as of the Closing Date computed using the Company's historical accounting practices but without taking into account the impact of the transactions set forth on Schedule 7.8 will be equal to or greater than the stockholder's equity as reflected on the Balance Sheet.

8.   CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS

(a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

(b) Each of Buyer's representations in Sections 4.2, 4.3 and 4.10 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

8.2  BUYER'S PERFORMANCE

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

8.3  CONSENTS

Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

8.4  ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Seller:

(a) an opinion of Black Bobango & Morgan, A Professional Corporation, dated the Closing Date, in the form of Exhibit 8.4(a); and

(b)  such other documents as Seller may reasonably request for the purpose of
(i) enabling their counsel to provide the opinion referred to in Section 7.4(a),
(ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or
(v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5  NO INJUNCTION

There must not be in effect any Threatened Legal Requirement, Proceeding or any injunction or other Order that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  EMPLOYMENT AGREEMENTS WITH KEY EMPLOYEES

Premier will have offered three year employment contracts to the key employees of the Company containing terms and conditions substantially the same as the Company's existing contracts with such employees. Buyer and Seller will mutually determine which employees are key employees.

8.7. EBITDA AND RELATED COMPUTATIONS

Seller shall have approved the computations of Base EBITDA and any adjustments thereto used in determining the Purchase Price or any other amounts due to Seller hereunder.


9.   TERMINATION

9.1  TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller have not waived such condition on or before the Closing Date;

(c)  by mutual consent of Buyer and Seller; or

(d)  by lapse of time if the Closing does not occur on or before March 31, 1998.

9.2  EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and
11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.  INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing only as provided in Section10.4. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on other representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

Following consummation of the Contemplated Transactions, subject to Section 10.1, Seller will indemnify and hold harmless Buyer, its successors and assigns, (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by Seller in this Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement;

(b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date, other than any such Breach that is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

(c) any Breach by Seller of any covenant or obligation of such Seller in this Agreement;

(d) any product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date but only to the extent not covered by insurance and not in excess of the Company's historical claims experience as of the Closing Date; or

(e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Following consummation of the Contemplated Transactions, Buyer will indemnify and hold harmless Seller, his heirs and assigns, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement;

(b) any Breach of any representation or warranty made by Buyer, Premier or Miller or of any covenant or obligation of Buyer, Premier or Miller in this Agreement;

(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions;

(d) any material liabilities of the Company unless such material liabilities are not disclosed under this Agreement and the failure to disclose such liabilities is a Breach of the representations and warranties contained herein; or

(e) any claim or liability asserted by a third party against Seller which arises out of or in connection with the ownership of the Shares or the operation of the business of the Company by Buyer following Closing.

10.4 TIME LIMITATIONS

If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11 and 3.13, unless on or before the second anniversary of the Closing Date Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 3.11 or 3.13 must be made on or before the third anniversary of the Closing Date; a claim with respect to Section 3.3, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time within the applicable limitations period. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the second anniversary of the Closing Date Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

10.5  LIMITATIONS ON AMOUNT--SELLER

Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of
Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, the preceding sentence will not apply to any claim against Seller for fraud, willful misconduct or any other intentional material misrepresentation, and Seller will be liable for all Damages with respect to such claims. In no event shall Seller's liability for a Breach of representations, warranties, covenants or undertakings of any type or nature contained in this Agreement exceed the amount of the Purchase Price.

10.6  LIMITATIONS ON AMOUNT--BUYER

Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section 10.6 will not apply to any Breach of (i) any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made; (ii) any intentional Breach by Buyer of any covenant or obligation, (iii) Buyer's and/or Premier's obligations under the Employment Agreement; or (iv) Buyer's obligation to pay the Purchase Price (including the Earnout Portion) and to release Seller from all debts and liabilities of the Company (whether or not personally guaranteed by Seller) other than those for which Seller has specifically assumed liability for pursuant to this Agreement, and Buyer will be liable for all Damages with respect to such Breaches.

10.7  RIGHT OF SET-OFF

Upon a final non-appealable Order that Seller has an obligation to indemnify Buyer pursuant to Section 10.2 above, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Promissory Note. The exercise of such right of set-off by Buyer will not constitute an event of default under the Promissory Note or any instrument securing the Promissory Note. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.8  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

(a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, or of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes in which case the indemnifying party may participate in the defense but not as a named party, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party in good faith based on the facts and circumstances involved and the likelihood of an adverse result absent such compromise or settlement.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). If the indemnifying party chooses to defend any claim, or needs additional information to formulate a decision as to how the indemnifying party

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

wishes to proceed, the indemnified party shall promptly make available to the indemnifying party any books, records or other documents within its control, or which it can reasonably obtain, that are necessary or appropriate for such defense, as determined by the indemnifying party.

10.10 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. GENERAL PROVISIONS

11.1 EXPENSES

Except as otherwise expressly provided in this Agreement (or as set forth in Schedule 11.1 or any other schedule hereto), each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Except as set forth in Schedule 11.1, Seller will cause the Company not to incur any out of pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. In the event Seller or Buyer proceed with an action, suit or proceeding to enforce their rights hereunder, the prevailing party shall be entitled to be reimbursed for all fees, and expenses incurred by it in connection with such action, suit or proceeding, including reasonable attorneys' fees.



11.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller mutually agree. Unless consented to by Buyer and Seller in advance, or required by Legal Requirements, prior to the Closing Buyer and Seller shall, and Seller shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person except as the parties deem necessary in connection with assimilating information or complying with the terms of this Agreement. Seller and Buyer will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, and consistent with the terms of the Confidentiality Agreement executed on or about January 24, 1997. Buyer and Seller will maintain

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

in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings, or (d) the furnishing of such information by Buyer to lenders or other institutions providing financial accommodations to Buyer.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:             Phil Phillips, Jr.
                    c/o Phillips Litho
                    807 Old Missouri Road
                    Springdale, Arkansas 72764

Facsimile No.:      (501)  751-8130

with a copy to:     Lax, Vaughan, Pender & Evans, P.A.
                    400 West Capital Avenue, 24/th/ Floor
                    Little Rock, Arkansas 72201


Attention:          Michael F. Lax, Esq.

Facsimile No.: (501)  376-6666

Buyer:         Master Graphics, Inc.
                    2500 Lamar Avenue
                    Memphis, Tennessee 38114

Attention:          John P. Miller

Facsimile No.:      (901) 744-6012

with a copy to:     Black Bobango & Morgan
                    530 Oak Court Drive, Suite 345
                    Memphis, Tennessee 38117

Attention:          Michael P. Morgan

Facsimile No.:      (901) 683-2553

11.5 JURISDICTION; SERVICE OF PROCESS

Subject to the arbitration provisions in Section 11.17, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Tennessee, County of Shelby, the Courts of the State of Arkansas, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of Tennessee or the Eastern or Western District of Arkansas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative and no one remedy shall be construed as exclusive of any other or of any remedy provided by law, and the failure of any party to exercise any remedy at any time shall not operate as a waiver of the right of such party to exercise any remedy for the same or subsequent default at any time. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8  ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements, written or oral, between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated January 19, 1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer and Seller, and in the event of a waiver, by the waiving party.

11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer with the consent of Seller which shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors, heirs and assigns.

11.11 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

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

11.14 GOVERNING LAW

This Agreement will be governed by the laws of the State of Arkansas without regard to conflicts of laws principles.

11.15 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.16 FACSIMILE EXECUTION

To facilitate execution of this Agreement, the parties agree that the facsimile signature of a party shall be sufficient to bind that party to this Agreement with the original signature to be provided as promptly as possible following execution. The facsimile signature shall be binding to the same extent as an original signature, and no party shall have a defense that the facsimile signature was not authorized.

11.17 ARBITRATION

The rights, duties and obligations of the parties to this Agreement shall be performed in Little Rock, Arkansas. Any controversy or claim arising out of, or relating to, this Agreement, or any breach thereof, which the parties are unable to resolve informally between themselves or by mediation, shall be settled by arbitration in the City of Little Rock, Arkansas in accordance with the rules then existing of the American Arbitration Association ("AAA"), and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

Company and Employee shall each select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators selected by the parties are unable to fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.

Each party acknowledges and agrees that by entering into this arbitration agreement, each party is waiving his, her or its right to have any dispute covered by this clause heard in court and/or by a jury. The parties agree that all decisions by an arbitrator under this clause are final and binding, and the only court action that may be taken on any dispute thereafter is to have an arbitration award confirmed by a court of competent jurisdiction.

All arbitration proceedings shall be administered by the AAA and be held in Little Rock, Arkansas. The AAA administrative fee shall be advanced by the party requesting arbitration, but shall be subject to a contrary assessment of the fee in the arbitrator's award, depending upon the outcome of the arbitration. More specifically, the parties agree that the arbitrator may assess the AAA administrative fee against the party who does not substantially prevail.

Prior to demanding arbitration, the parties will make a reasonable effort to settle any dispute in an informal and expeditious manner, but if informal attempts do not resolve the dispute within ten (10) days, then a formal written arbitration demand may be made by either of the parties.

The parties shall be entitled to take discovery prior to arbitration, including depositions, requests for documents and interrogatories. The parties shall not be bound in discovery by the Arkansas Rules of Civil Procedure; however, the parties expressly retain all of the privileges, immunities and exemptions from discovery as provided for under Arkansas law. The parties shall have thirty
(30) days to conduct discovery prior to the commencement of arbitration. Any discovery disputes shall be submitted to the arbitrator for a final and binding determination.

During the arbitration, the parties and arbitrators shall not be limited by the Arkansas Rules of Evidence, but the arbitrator shall be free to admit and exclude evidence in accordance with his or her judgment on relevance.

Each party shall be entitled to representation by an attorney in any arbitration proceeding; however, each party shall bear their own costs of attorneys' fees, provided, however, the parties agree that the party who substantially prevails may recover his, her or its reasonable attorneys' fees if so awarded by the arbitrator. If either party commences an action in court to compel arbitration, enforce an arbitration award or otherwise seek by judicial means to secure compliance with the arbitration provisions of this Agreement, then the prevailing party shall be entitled to recover from the losing party a reasonable attorneys' fee and costs of suit.

                  [Remainder of Page Intentionally Left Blank]





IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:    MASTER GRAPHICS, INC.

          By: /s/ John P. Miller
              ------------------
          Its: President


SELLER:   /s/ Phil Phillips, Jr.
          ----------------------

          Phil Phillips, Jr.

PREMIER:  Premier Graphics, Inc.

          By: /s/ John P. Miller
              ------------------
          Its: President
          --------------


MILLER:   /s/ John P. Miller
          ------------------
          John P. Miller

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